 EXHIBIT 10.81

CONVERTIBLE CREDIT FACILITY AGREEMENT

THIS CONVERTIBLE CREDIT FACILITY AGREEMENT (this “Agreement”) is made as of December 26, 2019, (the “Effective Date”) by and among NMG IL 4, LLC, an Illinois limited liability company (the “Company”), and DEP Nevada, Inc., a Nevada corporation (the “Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 of this Agreement. Lender and Company may each individually be referred to as a “Party” or collectively as, the “Parties.”

WHEREAS, Company is desirous of obtaining from Lender a credit facility to be used in the operation of Company’s business;

WHEREAS, Company represents that the availability of additional credit will benefit Company and its business;

WHEREAS, Lender is willing to provide such credit as requested by Company and to make loans thereunder, upon and subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Parties intend for the Company to issue in return for the credit facility one or more convertible notes convertible into Conversion Units upon the terms and conditions set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions.

a. “Act” shall have the meaning ascribed thereto in Section 6(e) of this Agreement.

b. “Additional Tax Payment” shall have the meaning ascribed thereto in Section 7(b) of this Agreement

c. “Applicable Laws” means any and all local, state and federal laws, rules and regulations applicable to Company; provided, however, that notwithstanding anything to the contrary contained herein, the CSA shall for purposes hereof not constitute an Applicable Law, and a violation of the CSA shall not be deemed to constitute non-compliance with Applicable Law as used herein.

d. “Collection Costs” means reasonable costs related to recovery of unpaid payments of the Credit Balance following an Event of Default, including, but not limited to, administrative and attorney’s fees that may be incurred by Lender and/or Lender’s representatives in an effort to collect past due amounts owed to Lender.

e. “Company’s Obligations” shall mean any and all present and future indebtedness (principal, interest, fees, collection costs and expenses, attorneys’ fees and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Company to the Lender evidenced by or arising under or in respect of this Agreement, the Convertible Notes and/or any of the other Transaction Documents.

f. “Conversion Election” shall mean the conversion of the Credit Balance into the Conversion Units at Lender’s option during the term in accordance with Section 5(a) of this Agreement.

g. “Conversion Date” shall be the date in which the Credit Balance is converted into Conversion Units, which shall be the earlier to occur of: (i) the Conversion Election; or (ii) the Maturity Date.

h. “Conversion Units” shall mean Ninety Nine Thousand Nine Hundred (99,900) Membership Units.

i. “Convertible Note” shall have the meaning ascribed thereto in Section 4 of this Agreement.

j. “Credit Balance” shall have the meaning ascribed thereto in Section 2 of this Agreement.

k. “Default” shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

l. “Disqualification Event” shall have the meaning ascribed thereto in Section 6(e) of this Agreement.

m. “Domestic Business Day” shall mean any day except a Saturday, Sunday or legal holiday observed by the Lender.

n. “Effective Date” shall have the meaning set forth in the introduction of this Agreement.

o. “Event of Default” shall have the meaning ascribed thereto in Section 9.

p. “GAAP” shall mean, at any time, generally accepted accounting principles at such time in the United States.

q. “Interest Rate” shall mean an interest rate set forth in Section 4(b) of this Agreement.

r. “Loan” and “Loans” shall have the meanings ascribed thereto in Section 2 of this Agreement.

s. “Manager” shall refer to those individuals who have been dually appointed as managers of the Company pursuant to the Operating Agreement.

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t. “Maturity Date” shall mean the date that is twelve (12) calendar months following the Effective Date, which may be extended by Lender for additional twelve (12) calendar month periods at Lender’s sole and exclusive discretion by delivery of notice of intent to extend such date at least fifteen (15) calendar days prior to the then current Maturity Date.

u. “Member” an owner of the Company’s Membership Units.

v. “Member Tax Payment” shall have the meaning ascribed thereto in Section 7(b) of this Agreement

w. “Member Tax Liability” shall have the meaning ascribed thereto in Section 7(b) of this Agreement

x. “Membership Units” shall mean the units representing ownership of Company’s equity interests as set forth in the Operating Agreement.

y. “Non-Revolving Credit Commitment” shall mean up to One Million Five Hundred Thousand Dollars ($1, 500,000.00).

z. “Non-Revolving Credit Period” shall mean the period commencing on the Effective Date and concluding on the Maturity Date.

aa. “Notice of Borrowing” shall have the meaning ascribed thereto in Section 3 of this Agreement.

bb. “Notice of Conversion” shall have the meaning ascribed thereto in Section 5 of this Agreement.

cc. “Operating Agreement” shall mean the Company’s Operating Agreement attached hereto as Exhibit C.

dd. “Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

ee. “Subsidiary” shall mean any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by Company or any Subsidiary.

ff. “Transaction Documents” shall mean this Agreement, the Convertible Notes, and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Lender with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any of the other Company’s Obligations, and executed by or on behalf of Company, all as the same may from time to time be amended, modified, extended, renewed or restated.

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2. Non-Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement, so long as no Default or Event of Default has occurred and is continuing, during the Non-Revolving Credit Period, the Lender agrees to make such loans to Company (individually, a “Loan” and collectively, the “Loans”) as Company may from time to time request pursuant to Section 3 of this Agreement. The aggregate principal amount of Loans which the Lender shall be required to have outstanding under this Agreement as of any date shall not exceed the Non- Revolving Credit Commitment. Within the foregoing limits, Company may borrow under this Section 2 and prepay in accordance with Section 4(d) of this Agreement. The Company shall not be allowed to reborrow any amount which has been prepaid at any time during the Non-Revolving Credit Period under this Section 2. All Loans not paid prior to the last day of the Maturity Date, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Company to the Lender with respect thereto (the “Credit Balance”), shall be subject to conversion as set forth in Section 5 of this Agreement.

3. Method of Borrowing. Company shall give five (5) Domestic Business Days’ notice (a “Notice of Borrowing”) to the Lender of each Loan to be made to Company, specifying (i) the date of such Loan, which shall be a Domestic Business Day; and (ii) the aggregate principal amount of such Loan. The Notice of Borrowing shall be in substantially the form of Exhibit A attached hereto and incorporated herein by reference. A Notice of Borrowing shall not be revocable by Company. No later than 5:00 p.m. local time on the date of each Loan, the Lender shall make available the amount of such Loan to Company by crediting such funds to a demand deposit account of Company at the address specified by Company.

4. Issuance of Convertible Notes. Company's indebtedness to Lender for amounts borrowed under each Loan and for interest accrued thereon shall be evidenced by Company’s separate Convertible Note to Lender, on form of Convertible Note attached hereto as Exhibit B and incorporated herein by reference in the amount of each Loan, not to exceed in the aggregate the Non-Revolving Credit Commitment (individually, the "Convertible Note"). Each Convertible Note shall be subject to the terms and conditions of this Agreement.

a. Maturity Date. The sum of the principal and any unpaid Interest accrued for each Convertible Note (i.e. the Credit Balance) shall become due and payable in full on the Maturity Date in the event Lender does not elect to convert the Credit Balance to Conversion Units pursuant to Section 5 of this Agreement.

b. Interest. Company agrees to pay interest on the Credit Balance from time to time as provided herein. Interest will accrue on the principal amount of Loans at the rate of two percent (2%) compounded annually (the “Interest”). The Interest shall be identical for all Loans and may be adjusted to any level up to twenty percent (20%), or the maximum rate allowed by law in the authoritative jurisdiction, at the sole discretion of Lender, with fifteen (15) days prior notification to the Company, or immediately in the case of a Default in accordance with Section 9 of this Agreement.

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c. Prepayments. Other than the Interest payments described in Section 4(b), the Company is prohibited from paying any portion of the Credit Balance prior to the Maturity Date without first obtaining the informed written consent of the Lender.

d. Repayment of Loans. In the event Lender does not elect to convert the Credit Balance into Conversion Units in accordance with Section 5 of this Agreement, the Company agrees to repay any unconverted portion of the Credit Balance on or before 5:00 p.m. local time on the Maturity Date. In the event the re-payment shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

5. Conversion of Convertible Notes. At any time prior to the Maturity Date, Lender may elect to convert the Credit Balance into the Conversion Units by Lender’s delivery of a notice of conversion no later than seven (7) calendar days prior to the Maturity Date that describes the Lender’s intent to convert the Credit Balance into Conversion Units and the date said conversion shall take place (the “Notice of Conversion”). Notwithstanding anything set forth in this Agreement to the contrary, in no event may Lender elect to convert pursuant to this Section 5 unless Lender has obtained all required local and state regulatory authorizations such that conversion is made in accordance with Applicable Laws.

6. Mechanics of Conversion. As a condition precedent (which may be waived by Company) to the conversion of a Convertible Note and the issuance or delivery of the Conversion Units to a holder of a Convertible Note as provided for in Section 5 of this Agreement, the holder of such Convertible Note agrees to deliver the original of the Convertible Note (or a notice to the effect that the original Convertible Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder of the Convertible Note agrees to indemnify the Company from any loss incurred by it in connection with such Convertible Note) for cancellation; provided, however, that each Convertible Note shall be deemed converted and of no further force and effect following the Conversion Date, whether or not it is delivered for cancellation.

7. Restrictive Covenants.

a. Transfer of Membership Units. In no event shall Company sell or transfer any Membership Units during the Term without obtaining the informed written consent of the Lender, which may be withheld in Lender’s sole and exclusive discretion.

b. Distributions to Members. The Company hereby agrees that no distributions, dividends or other forms of payment shall be made to Members without written consent from Lender, unless such payment is made solely for the purpose of covering a member’s individual tax liability incurred in connection with the operation of the Company’s business (a “Member Tax Liability”). In the event such distribution is required, Company shall notify the Lender in writing prior to such distribution. Notwithstanding anything set forth herein to the contrary, in the event the Company has insufficient funds to cover a Member Tax Liability, the Lender hereby agrees to pay the Company’s Members an amount required for each Member to pay all amounts owed in connection with the Member Tax Liability (a “Member Tax Payment”). Additionally, the Company shall pay to each Member an additional amount equal to the amount required for each Member to cover any tax liability incurred in connection with receipt of the Member Tax Payment (“Additional Tax Payment”). In the event a Member Tax Payment and Additional Tax Payment is required hereunder, the Company and each Member shall mutually agree upon an independent Certified Public Accountant to determine the amount of each Member Tax Payment and Additional Tax Payment. This provision shall survive termination of this Agreement as long as any Member has an unsatisfied Member Tax Liability from the operation of the Company’s business.

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8. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b. Authorization. All corporate action has been taken on the part of the Company, its officers, managers and unit holders necessary for the authorization, execution and delivery of this Agreement and the Convertible Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Convertible Notes, the valid and enforceable obligations they purport to be.

c. Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Convertible Notes, will constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company’s current Articles of Organization or Operating Agreement or any agreement or instrument by which it is bound or to which its properties or assets are subject.

d. Valid Issuance of Units. The Conversion Units to be issued, sold and delivered upon conversion of the Convertible Notes will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

e. No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act of 1933, as amended (the “Act”) (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Lender, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Lender.

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f. Offering. Assuming the accuracy of the representations and warranties of the Lenders contained in Section 8 hereof, the offer, issue, and sale of the Convertible Notes, the Conversion Units, and any common units issuable upon conversion of the Conversion Units \ are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

g. No Actions. No actions, suits or proceedings are pending or threatened against Company that might materially and adversely affect the repayment of the any note contemplated by this Agreement, the performance by Company under this Agreement or the financial condition, business or operations of Company.

h. Financial Statements True. All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Company or any guarantor are and shall be true, complete and correct as of the date thereof.

i. No Undisclosed Indebtedness. Company does not have any undisclosed liabilities or indebtedness of which it should be reasonably aware that was not disclosed on on any financial statement delivered to any Lender contemplated hereunder.

j. Filing of Taxes. Company has filed all federal, state and local tax returns and has paid all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal state or local law.

k. Intellectual Property. Company shall require its Members and employees to enter into an agreement whereby Company shall maintain ownership of any intellectual property developed by any Member or employee in their capacity as a Member or employee of Company.

9. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

a. Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Lender represents that it has full power and authority to enter into this Agreement.

b. Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Conversion Units will be acquired for investment for Lender’s own account, not as a nominee or agent (unless otherwise specified on such Lender’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Conversion Units.

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c. Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Conversion Units. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Conversion Units.

d. Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Units. If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring the Conversion Units.

e. Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

f. Foreign Lenders. If the Lender is not a United States person (as defined by Section 7701(a)(30) of the Code), the Lender hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Convertible Note or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Convertible Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Convertible Note. Such Lender’s subscription and payment for and continued beneficial ownership of the Convertible Note will not violate any applicable securities or other laws of the Lender’s jurisdiction.

g. No “Bad Actor” Disqualification. The Lender represents and warrants that neither (i) Lender, nor (ii) any entity that controls Lender or is under the control of Lender, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Act and disclosed in writing in reasonable detail to the Company. The Lender represents that it has exercised reasonable care to determine the accuracy of the representation made by Lender in this paragraph, and so long as a Lender has knowledge that it holds or is deemed to hold at least 20% of the Company’s outstanding voting Conversion Units, calculated on the basis of voting power, such Lender agrees to use its reasonable efforts to notify the Company if it becomes aware of any fact that makes the representation given by it hereunder inaccurate.

h. Restricted Securities. The Lender understands that the Conversion Units are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. In addition, the Membership Units of the Company are and will be subject to an Operating Agreement which is subject to change prior to conversion.

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i. Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Lender further agrees not to make any disposition of all or any portion of the Conversion Units unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 8, Section 12 and:

i. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

ii. (1) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (2) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; provided, however, that no such restrictions shall apply and no such evidence shall be required in connection with the offer, sale or other disposition of any Convertible Note, Conversion Unit or Conversion Units by the Lender to any affiliate thereof. Lender shall not make any disposition of any Convertible Note, Conversion Units or Conversion Units to any of the Company’s competitors as such is in good faith determined by the Managers; provided that the term “competitor” shall not include any financial investment firm or collective investment vehicle solely by virtue of its ownership (and/or its affiliates’ ownership) of an equity interest in any competitor held solely for investment purposes.

1.1 Legends. It is understood that the Conversion Units may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

9. Defaults and Remedies.

a. Events of Default. The following events shall be considered Events of Default with respect to each Convertible Note:

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i. The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Convertible Note for more than ninety 90 days after the Maturity Date or at a date fixed by acceleration or otherwise;

ii. The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective managers or majority unit holders shall take any action looking to the dissolution or liquidation of the Company;

iii. Within sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

iv. The Company ceases to carry on as a for profit business, winds up, or dissolves.

b. Remedies. Upon the occurrence of an Event of Default under Section 9(a) hereof, at the option and upon the declaration of the holder of a Convertible Note, the entire unpaid principal and accrued and unpaid interest on each Convertible Note, plus twenty-five percent (25%) of such amount shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Convertible Note and exercise any and all other remedies granted to it at law, in equity or otherwise. In the event the provisions of this Section 9(b) become effective, the Company shall be responsible for all Collection Costs associated with Lender’s attempt to recover in accordance with this Agreement.

c. Managers. The Company is currently a limited liability company and does not have a board of directors. However, upon the conversion of the Company to a corporation or other creation of a board of directors or board of advisors, the Lenders shall collectively elect one (1) director or advisor, as applicable to serve on such board.

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10. Delivery of Financial Statements. The Company will furnish to the Lender, upon request: (i) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles and practices (within 90 days preparation of such financial statements). If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions. The Company shall permit the Lender to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Lender at Lender’s expense.

11. Inspection. The Company shall permit the Lender (provided that the Managers have not reasonably determined that such Lender is a competitor), at such Lender’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Lender; provided, however, that the Company shall not be obligated pursuant to this Section 11 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

12. Confidentiality. The Lender agrees that such Lender will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 12 by such Lender), (b) is or has been independently developed or conceived by the Lender without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Lender by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Lender may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Conversion Units from such Lender, if such prospective purchaser agrees, in writing, to be bound by the provisions of this Section 12 and such prospective purchaser is not a competitor; (iii) to any affiliate, partner, member, unit holder, or wholly owned subsidiary of such Lender in the ordinary course of business, provided that (x) such Person is not a competitor, and (y) such Lender informs such Person that such information is confidential and requires such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Lender promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

13. Termination of this Agreement. This Agreement shall be in full force and effect until: (i) the closing of a conversion pursuant to Section 5 of this Agreement; or (ii) the Maturity Date, whichever event occurs first (the “Term”). Notwithstanding the foregoing, Section 12 of this Agreement shall survive the termination of this Agreement for any reason.

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14. Miscellaneous.

a. No Waiver. No failure or delay by the Lender in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of the Lender to exercise any statutory or common law right of banker’s lien or set-off.

b. Additional Indebtedness. The Convertible Notes shall not become subordinate to any other indebtedness of the Company without the consent of the Lender.

c. Notices. Each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by electronic mail or facsimile or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or email address or facsimile number set forth on the signature pages hereof, or at such other address or email address or facsimile number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by electronic mail or facsimile (with answerback confirmation received), or on the third (3rd) Domestic Business Day after the day on which mailed, if sent by registered or certified mail.

d. Applicable Law. This Agreement (and/or the Transaction Documents) shall be governed and construed in accordance with the internal laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Illinois.

e. Dispute Resolution.

i. In the event of any claim, demand, dispute, controversy or cause of action, arising out of or relating to any performance required under this Agreement (and/or the Transaction Documents), or the interpretation, validity or enforceability hereof (each a “Claim”), the parties hereto shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either party to the other they shall commence arbitration as set forth below.

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ii. The parties agree to submit any and all Claims or any dispute related in any way to this Agreement (and/or the Transaction Documents) and the services rendered hereunder, which are not resolved pursuant to Section 15(e)(i), to binding arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Illinois mutually agreed upon by the parties. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Illinois substantive law in the adjudication of all Claims. Notwithstanding the foregoing, either party may apply for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a Claim be adjudicated in Federal District Court. In the event that either party commences a Claim in Federal District Court or moves to remove such action to Federal District Court, the parties hereby mutually agree to stipulate to a dismissal of such Federal Claim with prejudice. After a demand for arbitration has been filed and served, the Parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Illinois law. The arbitrator's decision shall be final and binding upon the parties. The arbitrator's decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the commencement of the arbitration proceedings.

f. Amendments and Waivers. Any provision of this Agreement, the Convertible Note or any of the other Transaction Documents party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

g. References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits shall refer to annexed Exhibits which is hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

h. NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT COMPANY AND THE LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY COMPANY AND THE LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG COMPANY AND THE LENDER, EXCEPT AS COMPANY AND THE LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

i. Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

j. Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or digital electronic counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

DEP Nevada, Inc. (“Lender”)		NMG IL 4, LLC (“Company”)

By:	/s/ Robert Hasman	By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Robert Hasman	Name:	Stephen ‘Trip’ Hoffman
Title:	Authorized Signatory	Title:	Manager

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EXHIBIT A

NOTICE OF BORROWING

DEP Nevada, Inc. Attn: Robert Hasman

Dear Mr. Hasman:

The undersigned, NMG IL 4, LLC (the “Company”) refers to the Non-Revolving Credit Facility Agreement, effective as of December 26, 2019 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), by and between Company and DEP Nevada, Inc. (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Pursuant to Section 3 of the Agreement, Company hereby gives Lender notice, irrevocably, that Company hereby requests a Loan under the Agreement, and in connection therewith sets forth the following information relating to such Loan as required by Section 3 of the Agreement:

(a)	The Business Day of the Loan is ; and

(b)	The aggregate principal amount of the Loan is $ .

Company hereby certifies that the following statements are true and correct on the date hereof, and will be true on the date of the Loan:

(a)

The representations and warranties contained in Section 6 of the Agreement are true and correct, before and after giving effect to the Loan and to the application of the proceeds thereof, as though made on and as of such date; and

(b)	no Default or Event of Default has occurred and is continuing, or would result from such Loan, or from the application of the proceeds thereof.

Very truly yours, NMG IL 4, LLC
Stephen ‘Trip’ Hoffman
Executed:

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EXHIBIT B

NON-REVOLVING CREDIT NOTE

$ .00	, 2020

FOR VALUE RECEIVED, the undersigned, NMG IL 4, LLC, an Illinois limited liability company (the “Borrower”), hereby promises to pay to the order of DEP Nevada, Inc., a Nevada corporation (the “Lender”), the principal amount of up to One Million Five-Hundred Thousand Dollars ($1,500,000.00) and any and all interest accrued thereon pursuant to the Non-Revolving Credit Facility Agreement dated as of December 26, 2019 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), in lawful money of the United States of America and in immediately available funds, on or before the Maturity Date (as defined in the Agreement), subject to Lender’s conversion option set forth in the Agreement.

Borrower hereby authorizes Lender to endorse on Schedule 1 to this Note, attached hereto and incorporated herein, the amount and type of all Loans made to the Borrower and all payments of by Borrower in respect of such Loans, which endorsements shall constitute prima facie evidence, absent manifest error, as to the outstanding principal amount of all Loans owed to Borrower; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligation of the Borrower under the Agreement or this Note.

The Agreement provides for the acceleration of the payment of principal of and interest on such Loans upon the happening of certain Events of Default as defined in the Agreement. This Note is issued under the Agreement, executed contemporaneously herewith and incorporated herein. Borrower waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Note. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Note effective as of                , 2020.

NMG IL 4, LLC “Borrower”		DEP Nevada, Inc. “Lender”

By:		By:
Name:	Stephen ‘Trip’ Hoffman	Name:	Robert Hasman
Title:	Authorized Signatory	Title:	Authorized Signatory

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SCHEDULE 1 TO NON-REVOLVING CREDIT NOTE

Date of Loan	Loan Principal Amount	Payment Amount	Aggregate Note Principal Balance	Endorsement by Lender

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EXHIBIT C NMG IL 4, LLC

Operating Agreement

[to be inserted on subsequent page]

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